PROMISSORY NOTE

This Promissory Note (Hereinafter "Note") is entered into by:

Steven Adelstein of 7076 Spyglass Ave Parkland, Florida 33076

(Hereinafter "Lender")

&

ECOLIVEGREEN CORP. of 5100 West Copans Road -- Suite 810 Margate, Florida 33063

(Hereinafter "Borrower")

1. PROMISE TO PAY
   The Borrower promises to pay to the Lender the total amount of Sixty Thousand ($60,000), together with interest payable on the unpaid principal at the rate of 7.2 percent per annum, compounded annually.

   Payments will be delivered to the Lender's address (7076 Spyglass Ave) or such other address as may later be agreed upon by the parties.

2. REPAYMENT
   The amount promised under this Agreement will be repaid in full, as well as accrued interest thereon, if any, , .

   Should the Borrower default in payment, the Borrower shall pay all costs, expenses and all reasonable legal costs incurred by the Lender, for the purpose of collection of this Promissory Note and including reasonable collection charges should collection be referred to a collection agency. These costs will be added to the outstanding principal and will become immediately due.

3. MODIFICATION
   No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4. BINDING EFFECT
   Except as otherwise provided in this Note, all of the covenants, conditions, and provisions of this Note shall be binding upon the parties hereto and their respective heirs, personal representatives executors, administrators, successors,

and assigns.

5. HEADINGS
Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Note.

6. BREACH OF NOTE
The parties acknowledge that no breach of any provision of the Note shall be deemed waived unless evidenced in writing. A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Note.

7. AMENDMENTS
This Promissory Note may be modified or amended by written agreement of both parties.

ADDITIONAL PROVISIONS
1. This amount ($60,000) represents consulting services rendered or to be rendered in full by 6/30/2009
a. the consultant shall pay for legal, accounting (audit at 12/31/2008) and filing fees--all (100%) with and for filing form S-1 with the SEC
b. various consulting services as determined 100% by consultant to assist (as an independent contractor)
c. the note begins interest 7/1/2009 and both interest principle are due in full 6/30/2012 (balloon payment) --interest at 7.2% starts 7/1/2009
d. this is a 100% corporate liability and non-recourse to officers and directors

8. COVERTIBLE INTO COMMON SHARES

This Note (including both principal and interest) can be converted into common shares of the company at the Sole discretion of note holder and or assigns at five cents ($0.05) per share until December 31,2012. These shares, underlining the note, will have piggyback rights to any registration filings with the SEC at no cost to note holder, if and only if, the company has a filing with the SEC to register common shares. The company has no responsibility to file a separate filing with the SEC for these specific common shares only.

9. GOVERNING LAW

This Agreement is governed by the statutory and case law of the State of Florida. The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Note in its entirety.

<u>Lender Information</u>
Steven Adelstein
7076 Spyglass Ave
Parkland, Florida
33076

Signature: [signature]
Lender

<u>Borrower Information</u>
ECOLIVEGREEN CORP.
5100 West Copans Road -- Suite 810
Margate, Florida
33063

Signature: BY: [signature], President

10.

Signed November 10, 2008.